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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 25, 2002, except for Note 11, which is as of November 26, 2002, relating to the consolidated financial statements and consolidated financial statement schedule of Virage Logic Corporation, which appear in Virage Logic Corporation's Annual Report on Form 10-K for the year ended September 30, 2002.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 11, 2003